UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2008
AMERICAN PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8137	59-6490478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3883 Howard Hughes Parkway, Suite 700, Las Vegas, Nevada	89169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-2200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
     (a) On August 14, 2008, American Pacific Corporation (the “Company”) mailed notices to participants in the American Pacific Corporation 401(k) Plan and the Ampac Fine Chemicals LLC Bargaining Unit 401(k) Plan (collectively, the “401(k) Plans”) informing them that, due to a change in recordkeeper with regard to the 401(k) Plans, participants in the 401(k) Plans will not be able to (i) direct or diversify the assets held in their 401(k) Plan accounts, or (ii) request a loan, direct or diversify loan repayments, or request any other distribution or withdrawal, including investment changes involving the Company’s common stock held in the 401(k) Plans, during a period that will begin at 1:00 p.m. Pacific Time on September 22, 2008 and is expected to end on the opening of business on October 8, 2008 (the “Blackout Period”).
On August 14, 2008, the Company sent a notice (the “BTR Notice”) to its executive officers and directors informing them that, because the restrictions during the Blackout Period include restrictions on investment changes involving the Company’s common stock held in the 401(k) Plans, they would be prohibited during the Blackout Period, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR promulgated by the Securities and Exchange Commission, from purchasing and selling shares of the Company’s common stock (including derivative securities pertaining to such shares) acquired in connection with their employment as an executive officer or their service as a director.
A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The Company provided such notice to its executive officers and directors on August 14, 2008, which is the date the notices were mailed to participants in the 401(k) Plans and that the Company was notified of the Blackout Period.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Notice to Executive Officers and Directors, dated August 14, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Pacific Corporation
Date: August 14, 2008	By:	/s/ Dana M. Kelley
Dana M. Kelley
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Executive Officers and Directors, dated August 14, 2008